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                                                                    Exhibit 10.3

                       PROGRAM ADMINISTRATOR'S AGREEMENT

AGREEMENT between HealthExtras, LLC at 2275 Research Boulevard, Rockville, Maryland ("Administrator"), and Reliance National Insurance Company ("Reliance National"), a division of Reliance Insurance Company, on behalf of the following insurance companies:


                          Reliance Insurance Company

                      Reliance National Insurance Company

with offices located at:

                                77 Water Street
                            New York City, New York
                    (all referred to as Reliance National)


Whereas, Administrator has developed a unique program of insurance benefits and medical benefits ("Program") and such Program may be marketed to VISA/MasterCard, American Express and Discover cardholders and VISA/MasterCard merchants, mortgagors and other mutually agreed upon groups ("Target Market");

Whereas, Administrator has an exclusive contract with Christopher Reeve, via the William Morris Agency to represent Administrator in the promotion and marketing of Program;

Whereas, the Parties contemplate a national roll-out of the Program ("National Marketing Strategy") based upon the Benefits available; and

Whereas, Reliance National desires to underwrite the insurance benefits ("Benefits") of the Program, file the underlying Benefit insurance policies in all fifty (50) United States, use best efforts to obtain state approvals, and provide marketing and sales expertise.

Administrator and Reliance National agree as follows:

ARTICLE I.  Term of Agreement

This Agreement begins on March 1, 1998 and shall continue until February 28, 2002 unless terminated under the provisions of Article XI.


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ARTICLE II.  Appointment of Administrator; Lines of Authority

     Reliance National appoints Administrator for Reliance National for the Program as follows:

     A.   Lines of Authority Administrator's appointment and authority extends
          ------------------
     to the classes of business, policies of insurance, including all endorsements, (the "Policies"); and lines and limits of insurance described in Exhibit A attached to this Agreement (the "Business").

     B.   Territory Administrator's appointment and authority extends to risks
          ---------
     principally located in the following territory:

          The United States and it's territories.

     C.   Restrictions Administrator's appointment and authority is subject to
          ------------
     any restrictions set forth in Exhibit A.

     D.   Reinsurance Availability Administrator's appointment and authority
          ------------------------
     for Business written under this Agreement is subject to the following:

            1. Reliance National is able to obtain and maintain in force at all times reinsurance satisfactory to Reliance National for the Business.

            2. Obtaining reinsurance is the sole responsibility of Reliance National. Reliance National will notify Administrator that it has obtained satisfactory reinsurance for all or some of the Business. Reliance National will give Administrator notice that Administrator may offer those classes of business, policies, and lines and limits of insurance for which reinsurance has been obtained in the national roll-out of the Program.

            3. If reinsurance is terminated or no longer in full force and effect for all or any part of the Business, Administrator's authority for the Business affected shall be suspended, or limited immediately upon notice to Administrator from Reliance National, until further notice.

     E.   Right of First Refusal for New Products Administrator shall
          ---------------------------------------
     give Reliance National the right to accept any and all Business. Administrator shall give Reliance National the first right of refusal to develop additional insurance programs. Reliance National agrees to respond in writing within [30 days]* as to the acceptability to Reliance National of any such insurance programs presented in writing to Reliance National.

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     F.   Program Manager Reliance National and Administrator designate the
          ---------------
     Sklover Group, Inc. as the Program Manager for all Business written under this Agreement. Reliance National and Administrator may mutually agree to replace the Sklover Group as Program Manager at any time by giving notice to the Sklover Group.


ARTICLE III.  Administrator's Duties and Responsibilities

     Administrator will faithfully perform all of its duties to the best of its professional knowledge, skill and judgement. The Administrator's duties include the following:

     A.  Solicitation To solicit Benefits authorized in Exhibit A, whose
         ------------
     pricing and insurability meet or exceed the underwriting and pricing standards that from time to time are established by Reliance National.


     B.  Servicing Business To establish and maintain at all times a toll free
         ------------------
     800 telephone number. To provide customary services on all inquiries from Program members and potential Program members on the HealthExtras Program. To promptly forward all inquiries concerning policy owner services including claim inquiries to the Program Manager designated by Reliance National.

     C.  Binding of Risks Administrator has no authority to bind any risk on
         ----------------
     behalf of Reliance National. The Administrator may make the Program Benefits available to the Target Market in accordance with III.A. above.

     D.  Fulfillment Materials To timely and properly issue and deliver
         ---------------------
     fulfillment materials for the Business described in Exhibit A.

     E.  Premium Fees To pay accurate and adequate premiums for the Reliance
         ------------
     National insurance components of the HealthExtras Program described under this Agreement in compliance with the approved policy forms liste din Exhibit A.

     F.  Compliance with Manuals To comply fully, timely and promptly with all
         -----------------------
     written manuals, rules, regulations, guidelines, instructions and directions issued to Administrator by Reliance National relating to the Business covered by this Agreement.

     G.  Premiums To collect, receive and receipt as part of Program member
         --------
     fees all premiums, including premium surcharges, fire district and other taxes or assessments levied by any jurisdiction and required to be collected in addition to stated premiums, due on all Policies written under this Agreement, and pay Reliance National in accordance with III.H.

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     H.  Accounting To timely account for the Business to Reliance National in
         ----------
     any form or manner as determined by the Program Manager and or Reliance National within twenty (20) days of the end of each calendar month.

     I.  Fiduciary Capacity - Premium Trust Funds To hold all premiums
         ----------------------------------------
     collected as part of Program member fees and received on Policies for Reliance National and forward all premiums to Reliance National within twenty (20) days after the end of the month.

     J.  Reliance National Property To safeguard, maintain and account for all
         --------------------------
     Policies, forms, manuals, equipment, supplies or anything else furnished Administrator by Reliance National, all of which shall remain the property of Reliance National. Administrator will return all property to Reliance National promptly upon demand.

     K.  Administrator Expenses To pay, assume the obligation for and to be
         ----------------------
     fully responsible for all costs and expenses associated with the Administrator's performance under this Agreement. Administrator is responsible for all marketing expenses, except as mutually agreed to by the parties in writing. Administrator agrees to participate in additional filing and compliance expenses resulting from mutually agreed upon expediting strategies in connection with the 50 state filings. Any participation by Administrator shall be mutually agreed upon in writing before any such expenses are incurred.

     L.  Legal Compliance To keep fully informed of and comply fully with all
         ----------------
     applicable laws and regulations.

     M.  Governmental Contacts To promptly notify Reliance National of all
         ---------------------
     contacts and correspondence received from insurance regulatory or other governmental authorities, to forward promptly upon receipt all summonses, complaints, subpoenas or other court documents, and to cooperate fully with Reliance National in making any responses.

     N.  Competent Staff To maintain sufficient supplies and equipment and a
         ---------------
     staff of competent and trained personnel, to produce, develop, and supervise the Business covered by this Agreement.

     O.  Reliance National Interests To promote and safeguard the best
         ---------------------------
     interests and good name of Reliance National.

     P.  Accurate Records To keep and maintain separate, identifiable, orderly,
         ----------------
     accurate, complete and timely records and accounts of all business and transactions pertaining to Benefits sold under this Agreement. Such records and files shall be the joint property of Reliance National and Administrator. Reliance National may make copies and extracts as may be necessary.

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     Q.  Audit To permit Reliance National during the term of this Agreement
         -----
     and as long as Reliance National considers necessary, to visit, inspect, examine, audit and verify, at Administrator's offices or elsewhere, at such times and as often as Reliance National may deem appropriate, with or without prior notice any of the properties, accounts, files, documents, books, reports, work papers and other records belonging to or in the possession or control of Administrator or of any other person relating to the Business covered by this Agreement. Reliance National may make copies and extracts as may be reasonably necessary. Reliance National may conduct any audit through any person or persons it may designate.

     R.  Due Diligence To provide Reliance National, upon request, with copies
         -------------
     of all necessary information and documentation required to complete Reliance National's due diligence.

     S.  Trust Participation Agreement When required, Administrator shall
         -----------------------------
     obtain signed Trust Participation Agreements from each financial institution or group participating in trusted group insurance products. Administrator may also obtain written authorization from each financial institution or group allowing Administrator to execute required sign in documents.

     T.  Minimum Premium Guarantee By the end of the first year of this
         -------------------------
     Agreement, Administrator guarantees a minimum of 30,000 Program Members for each insured benefit available as described in the following schedule:

     The cash payments to Reliance National related to the Program Member guarantee is as follows (Premium measurement related to the Business will be based upon actual Program Member participation):

          1.   $1 Million Disability: $1.99/month x 30,000 = $716,400.

               Cash payment as follows:

               50% of guaranteed minimum due by December 15, 1998. Balance of guaranteed minimum due by March 15, 1999.

          2.   $250,000 Organ Transplant: $1.06/month x 30,000 = $381,600.

               Cash payment as follows:

               50% of guaranteed minimum due by December 15, 1998. Balance of guaranteed minimum due by March 15, 1999.

          3.   $5 Million Excess Medical: $.83/month x 30,000 = $300,000.

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              Cash payment to be mutually determined prior to September 1, 1999.

     The aforementioned payment is based upon a commitment of HealthExtras to enroll 30,000 Program Members by February 28, 1999. Program Members are measured on the basis of the initiation of coverage. Premiums due going forward from February 28, 1999 would be for renewals of initial participants and for new participants (not covered by the Minimum Premium Guarantee described in Article VI, paragraph T). The HealthExtras commitment is also based upon Reliance's good faith to continue its filing of the HealthExtras' "Health" and "Disability" products to satisfy the National Marketing Strategy.

     Program participants as of March 1, 1999 are guaranteed the existing program rates until at least February 28, 2001.

     Program participants who newly enroll between March 1, 1999 and February 28, 2000 are guaranteed the existing rates for at least two (2) years from the date of their enrollment.

Article IV. Insurance Policy Filings and Reliance National's Duties and Responsibilities

     Reliance National shall file the underlying Benefit insurance policies in all fifty (50) United States and Reliance National shall use best efforts to obtain Benefit approval from state insurance departments. In using their best efforts, it is anticipated that Reliance National will:

     A. Respond to insurance department requests and interrogatories in a timely manner;

     B. Utilize third party consulting and legal firms to file insurance policies, and "walk" insurance policies through state insurance departments;

     C.   Consider both groups and individual filing strategies;

     D. Conduct bi-weekly conference calls with all parties working on state insurance filings including Administrator to review filing status and strategies; and

     E. Obtain Benefit approval in at least forty (40) states prior to July 1, 1999.

ARTICLE V.  Claims Settlement

     Administrator has no authority to adjust, compromise, settle or pay any claim made on the Policies written or bound under this Agreement. Administrator shall:

     A. Give immediate notice upon receiving notice or knowledge of any claim or loss to Reliance National of all claims, suits and losses and to cooperate fully with Reliance

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     National to facilitate the investigation, adjustment, settlement and payment of each and all claims, and assign such claim or loss for handling as may be directed by Reliance National.

     B. Give immediate notice of any claim or suit brought against Reliance National where Reliance National or any of its affiliated companies is named as defendant, to Reliance National and Reliance National shall assume sole and full control of the defense of that claim or suit.

     The Administrator will not be reimbursed by Reliance National for the salaries, office expenses or any other expenses incurred in the handling of claims unless otherwise expressly agreed to in writing by Reliance National.


Article VI.  Advertising

     Administrator will not refer to Reliance National or the Business covered by this Agreement in any advertisement, letter, circular, pamphlet or other publication or statement without the prior consent of Reliance National. Whether or not Reliance National gives its consent Reliance National will not be responsible for any advertising expense.

Article VII.  Representation With Respect to Policies

     Administrator will not make nor allow any other person to make any representation to applicants, insureds, policyholders or claimants as to the existence or extent of coverage either available from Reliance National or under a Policy that is not consistent with the terms and conditions of coverages available from Reliance National or of a Policy. Administrator shall establish procedures to ensure that Administrator and Administrator's employees will make known to any applicant, insured or policyholder the full scope and effect of all exclusions and limitations upon or under coverage provided under the Policy.

Article VIII.  Insurance of Administrator

     Administrator shall require the Program Manager, call center and claims administrator to each maintain for as long as this Agreement remains in force and on forms with insurers and on forms acceptable to Reliance National:

     A.  Professional errors and omissions policy in an amount of $1,000,000;
     and

     B. Blanket employee dishonesty bond covering all employees in an amount of $250,000.

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     Reliance National may require certificates of insurance or other evidence that the insurance required by this Article is and remains in force.

Article IX.  Indemnification

     A. Administrator shall be responsible to Reliance National and shall indemnify, save, defend and hold Reliance National, including its affiliates, and all officers, directors and employees harmless against any and all claims, suits, hearings, actions, damages of any kind, liability, fines, penalties, loss or expense, including attorney's fees caused by or resulting from any allegation of any direct misconduct, error, omission or other act; or breach of this Agreement by Administrator, or Administrator's employees, or representatives, unless the conduct giving rise to the allegation was performed at the specific direction of Reliance National and provided Reliance National has not contributed to or compounded the act alleged.

     B. Reliance National shall be responsible to Administrator and shall indemnify, save, defend and hold Administrator harmless against any and all claims, suits, hearings, actions, damages of any kind, liability, fines, penalties, loss or expense, including attorney's fees caused by or resulting from any allegation of an direct misconduct, error, omission, or other act by Reliance National, provided Administrator has not contributed to or compounded the act alleged.

Article X.  Suspension of Administrator's Authority

     Reliance National may, by immediate notice to Administrator, suspend any part or all of Administrator's authority under this Agreement for such time as Reliance National may deem necessary to protect its interests or reputation if any of the following occur:

     A.   Loss of Reinsurance  In accordance with Article II.D.3; or
          -------------------

     B.   Administrative Action  An administrative accusation of violation of
          ---------------------
     insurance law or regulation against Administrator or any of Administrator's executive officers by an insurance regulatory agency; or

     C.   Grounds for Immediate Termination  For any reason that would permit
          ---------------------------------
     termination of Administrator under this Agreement under Article XI.A.1; or

     D.   Default  The failure of Administrator to perform its duties and
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     responsibilities under this Agreement including the timely remitting of accounts and monies to Reliance National, or Program Members and timely and full compliance with Reliance National directives, rules, regulations or manuals; or

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     E.   Termination by Administrator If the Administrator gives notice of
          ----------------------------
     termination under Article XI; or

     F.   Dispute Over Termination In the event of a dispute over the reason for
          ------------------------
     termination of the Agreement.

Article XI.  Termination of Agreement

     A.   Reliance National may terminate this Agreement as follows:

          1.   Immediately upon notice to Administrator in the event of:

               a. Suspension or Revocation An order of suspension or revocation
                  ------------------------
               of Administrator's authority to do business; or

               b. Misapplication of Funds A misapplication, misdirection or
                  -----------------------
               misappropriation by Administrator of funds or property of Reliance National or funds received for it or Program Members by Administrator, or in the event of failure by Administrator to remit to Reliance National or the Program Members, funds due promptly after written demand therefore by Reliance National; or

               c. Violation of Law A charge brought against Administrator or any
                  ----------------
               of Administrator's executive officers of violation of the insurance laws or regulations of any jurisdiction, or of any law constituting a felony in the jurisdiction in which committed, or of any law whose violation reflects adversely upon the honesty or integrity of Administrator or any of Administrator's executive officers whether or not classified as a felony; or

               d. Insolvency The Administrator shall become insolvent or make a
                  ----------
               general assignment for the benefit of creditors; if a petition is filed for bankruptcy or other law providing for its reorganization, dissolution or liquidation; or a trustee or receiver is appointed for the Administrator, its assets or a substantial part thereof.

          2.   Upon Thirty (30) days notice to Administrator in the event of:

               a. Excessive Complaints The number of complaints received by
                  --------------------
               Reliance National relating to Administrator's performance and service to Program Members, policyholders or members of the public is excessive, as may be determined by Reliance National in its sole discretion; or

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               b.   Adverse Legislation Enactment of legislation which in the
                    -------------------
               opinion of Reliance National would adversely affect Reliance National's rights under this Agreement or liabilities under the Policies; or

               c.   Conflict with Law As provided for in Article XV.B;or
                    -----------------

               d.   Default The failure of Administrator to perform its duties
                    -------
               and responsibilities under this Agreement including the timely remitting of accounts and monies to Reliance National, Program Members or policyholders and timely and full compliance with Reliance National directives, rules, regulations or manuals; or

          3. Upon 365 days notice to Administrator for any reason after such reason(s)have been communicated to Administrator in writing and a reasonable period allowed to cure any deficiencies enumerated in such written communication. Cure shall be subject to the approval of Reliance National, which shall not be unreasonably withheld. Such reasons shall not be arbitrary or frivolous.

     B.   Administrator may terminate this Agreement as follows:

          1. Upon 365 days notice to Reliance National for any reason after such reason(s) have been communicated to Reliance National in writing and a reasonable period allowed to cure any deficiencies enumerated in such written communication. Cure shall be subject to the approval of Administrator, which shall not be unreasonably withheld. Such reasons shall not be arbitrary or frivolous; or

          2. Upon 30 days notice to Reliance National in the event Reliance National suspends any or all of Administrator's authority in accordance with Article X.

          3. In the event Administrator terminates this agreement any Benefits that are in force at the date of such termination shall remain written, at Reliance National's sole discretion, on Reliance National paper for a period of 3 years from the date of such termination so long as the Benefits are provided at rates which are no greater than the rates listed in Article III, paragraph T.


Article XII.  Continuing Duties of Administrator after Termination

     A. If Reliance National elects upon termination of this Agreement, and for as long as Reliance National continues to desire the services of Administrator, Administrator will perform all of the duties necessary for the proper servicing of all Business bound or written under this Agreement until all business shall have expired or been terminated. These services shall include canceling, issuing mandatory endorsements, and collecting

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     and returning premiums.

     B. If this Agreement is terminated by Reliance National for any reason under Article XI, and Reliance National is required to renew any Policies under the law of any jurisdiction the Administrator will not be entitled to any additional compensation.


ARTICLE XIII. Offset

     All amounts due Administrator or Reliance National under this or any other agreement between the parties shall be subject to the right of offset.

ARTICLE XIV.  Arbitration

     A.   Submission to Arbitration As a condition precedent to any right of
          -------------------------
     action hereunder, any dispute arising out of this Agreement, including its formation of validity, during or after termination of this Agreement, shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire meeting in New York unless otherwise mutually agreed.

     B.   Notice The notice requesting arbitration shall state in particulars
          ------
     all principal issues to be resolved and shall set a date for the hearing, which date shall be no sooner than 120 days and no later that 150 days from the date that the notice requesting arbitration is mailed. The other party may submit additional issues for resolution by giving notice to the party requesting arbitration within 10 days of receipt of the notice of arbitration.

     C.   Arbitration Board Membership The members of the board of arbitration
          ----------------------------
     shall be disinterested, impartial, active or retired officials within the insurance industry, with insurance experience. Each party shall appoint its own arbitrator and the two arbitrators shall choose a third arbitrator as umpire before the date set for the hearing. If a party fails to appoint its arbitrator within 30 days after having either received or given the notice requesting arbitration, the other shall appoint the second arbitrator. If the two arbitrators fail to appoint the umpire within 30 days after their appointments, either party may apply to the United States District Court for the Southern District of New York to appoint an umpire possessing the qualifications set forth above. The umpire shall promptly notify all parties to the arbitration of his selection.

     D.   Submission of Briefs The parties shall submit their initial briefs
          --------------------
     within 20 days from appointment of the umpire. Each may submit reply briefs within 10 days after filing the initial briefs.

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     E.   Arbitration Award The board shall make an award of compensatory
          -----------------
     monetary damages, but not of punitive or exemplary damages. The award shall be made with due regard to the custom and usage of the insurance business and shall be in writing stating the factual and legal basis for the award. The award shall be based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross examination and rebuttal shall be allowed. At its own election or at the request of the board, either party may submit a post-hearing brief for consideration of the board within 20 days of the close of the hearing. The board shall make its award within 30 days following the close of the hearing or the submission of post-hearing briefs, whichever is longer, unless the parties consent to an extension. A decision by the majority of the members of the board shall become the award of the board and shall be final and binding upon all parties to the proceeding. Either party may apply to the United States District Court for the Southern District of New York or to a State Court of competent jurisdiction for an order confirming the award; a judgement of such Court shall thereupon be entered on the award. If such an order is issued, the attorneys, fees of the party so applying and court costs will be paid by the party against whom confirmation is sought.

     F.   Arbitration Expense Each party shall bear the expense of its own
          -------------------
     arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

     G.   Survival This Article shall survive the termination of this
          --------
     Agreement.


ARTICLE XV.  Other Terms and Conditions

     A.   Waiver The failure of Reliance National or Administrator to insist on
          ------
     strict compliance with this Agreement, or to exercise any right or remedy shall not constitute a waiver of any rights provided under this Agreement, nor stop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a remedy in the future.

     B    Conflict with Law If any provision of this Agreement should be
          -----------------
     declared invalid by a court of general jurisdiction and superseded by specific law or regulation, such law or regulation shall control to the extent of such conflict without affecting the remaining provisions of this Agreement. However, if either party believes that the voiding of any provision hereof materially affects the whole Agreement or the relationship of the parties under this Agreement, that party by notice may terminate this Agreement by giving thirty (30) days notice to the other.

     C.   Assignment Neither this Agreement nor any rights or obligations under
          ----------
     this Agreement may be assigned or delegated by Administrator without the prior

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     written consent of Reliance National except for assignments among related parties of the Administrator.

     D.   Authority of Reliance National Reliance National is authorized by the
          ------------------------------
     Companies listed above to act on their behalf in all matters in connection with this Agreement and the Business.

     E.   Headings The headings preceding the text of the articles and
          --------
     paragraphs of this Agreement are intended and inserted solely for the convenience of reference and shall not affect the meaning, construction or effect of this Agreement.

     F.   Governing Law This Agreement shall be governed as to performance,
          -------------
     administration and interpretation by the laws of the State of New York.

     G.   Honorable Undertaking This Agreement shall be considered an honorable
          ---------------------
     undertaking made in good faith and shall be subject to a liberal construction for the purpose of giving effect to the good faith and honorable intentions of Administrator and Reliance National.

     H.   Promptly Unless the context and circumstances require action sooner,
          --------
     the term "promptly" in this Agreement shall be defined to mean "within five
     (5) working days".

     I.   Notices Wherever notice is required under this Agreement, it shall be
          -------
     in writing, and deemed to have been received either when actually received or 3 days after having been sent by certified mail, and addressed:


               1.  If to Reliance National:
                   ------------------------

                     Robert Gonor
                     Senior Vice President
                     Reliance Integramark
                     1145 Sanctuary Parkway, Suite 300
                     Alphraretta, Georgia 30004

               2.  If to Administrator:
                   --------------------

                     David T. Blair
                     Chief Financial Officer
                     HealthExtras, LLC
                     2275 Research Boulevard
                     Rockville, MD 20850

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     J.   Independent Contractor This Agreement is not a contract of employment
          ----------------------
     and nothing contained in this Agreement shall be construed to create the relationship of joint venture, partnership, or employer and employee between Reliance National and Administrator.

     Administrator is an independent contractor and shall be free, subject to the terms and conditions of this Agreement, to exercise judgement and discretion with regard to the conduct of business.

     K.   Negotiated Agreement This Agreement has been negotiated by the parties
          --------------------
     and the fact that the initial and final draft shall have been prepared by Reliance National shall not be used in any forum in the construction or interpretation of this Agreement or any of its provisions.

     L.   Entire Agreement This Agreement supersedes all previous agreements,
          ----------------
     whether written or oral, between Reliance National and Administrator, or their predecessors with respect to the Business to be written under this Agreement.

          1. This Agreement may be amended, altered or modified only in writing signed by both parties.

          2. Manuals, rules, regulations, guidelines, instructions and directions issued in writing by Reliance National from time to time as provided in this Agreement, shall bind the Administrator as though a part of this Agreement.


     M.   Counterparts This Agreement may be executed in duplicate counterparts
          ------------
     each of which shall be deemed an original but both of which when taken together shall be deemed one and the same document.


     The Administrator and Reliance National, intending to be bound, have executed this Agreement in duplicate, each of which shall serve as an original:

FOR Administrator:                          FOR Reliance National:


/s/ David T. Blair                          /s/ Robert Gonor
--------------------------------            ------------------------------
By:  David T. Blair                         By:  Robert Gonor
Title: Chief Financial Officer              Title: Senior Vice President

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